UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

AMC ENTERTAINMENT HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY STATEMENT SUPPLEMENT
2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 8, 2023

EXPLANATORY NOTE

On September 29, 2023, AMC Entertainment Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) in connection with the Company’s Annual Meeting of Stockholders to be held on November 8, 2023, at 1:00 p.m. (Central Time) at the AMC Theatre Support Center, located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 (the “Annual Meeting”). The purpose of this supplement, dated October 27, 2023 (the “Supplement”), is solely to amend and supplement the description of the effect of broker non-votes on Proposals 1, 3, 4, and 5 in the Proxy Statement. The amendments and supplements to the existing disclosure in the Proxy Statement are set forth below under the heading “Changes to the Proxy Statement.” Other than these changes, the Proxy Statement remains unchanged, and this Supplement does not otherwise modify, amend, supplement or affect the Proxy Statement.

Changes to the Proxy Statement

The following additional disclosure (changes marked, with new text in bold and underlined and deleted text in bold and strikethrough) amends and supplements the last sentence of the second paragraph under the heading “How Votes Are Counted” on page 6 of the Proxy Statement as follows:

Broker non-votes will be considered as represented for purposes of determining a quorum ~~but will not otherwise affect voting results~~. Broker non-votes will have the same effect as a vote against Proposals 1, 3, 4, and 5, and will have no effect on the vote on Proposals 2(a), 2(b), 6, 7, and 8.

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From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement, which should be read in its entirety.

Information on how to vote your shares, or change or revoke your prior vote or voting instruction, is available in the Proxy Statement. If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on November 8, 2023: this Supplement; the Proxy Statement, including our Notice of Annual Meeting of Stockholders; and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 may be accessed at www.envisionreports.com/amc and www.investor.amctheatres.com.